UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2009

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14064 (Commission File Number)	11-2408943 (IRS Employer Identification No.)

767 Fifth Avenue, New York, New York (Address of principal executive offices)		10153 (Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 5, 2009, The Estée Lauder Companies Inc. (the “Company”) filed a Current Report on Form 8-K (the “February 5, 2009 Form 8-K”) regarding a multi-faceted cost savings program.  This program is expected to include a number of initiatives and the Company indicated that restructuring charges and other costs to implement those initiatives over the next few fiscal years are expected to total between $350 million and $450 million.  At that time, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost and future cash expenditures associated therewith, as required by Item 2.05 of Form 8-K.  In the February 5, 2009 Form 8-K, the Company undertook to announce further details as initiatives are finalized.

The Company is filing this Form 8-K/A to amend the February 5, 2009 Form 8-K to update the disclosure therein under Item 2.05.  On April 16, 2009, an officer authorized by the Company’s Board of Directors approved certain initiatives relating to the previously announced multi-faceted costs savings program.  These initiatives, plus other initiatives approved since the filing of the February 5, 2009 Form 8-K, relate to termination of certain employees and other actions under initiatives to resize the organization, reorganize certain functions, exit unprofitable operations and outsource certain services.  Once the relevant accounting criteria have been met, the Company expects to record total restructuring charges and other costs of approximately $73 million (pre-tax) of which approximately $37 million relates to restructuring charges and approximately $36 million of other costs to implement the initiatives, some of which have been recorded in the quarter ended March 31, 2009.  Restructuring charges of approximately $37 million is comprised of approximately $28 million for employee-related costs and $5 million of other exit costs (substantially all of which will result in future cash expenditures), and approximately $4 million in non-cash asset impairment charges.

Pursuant to the February 5, 2009 Form 8-K, the Company intends to file additional amendments to the report once it is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures associated with its multi-faceted cost savings program, as required by Item 2.05 of Form 8-K.  The Company is currently evaluating further initiatives under the program and will announce the nature of those initiatives and their related cost estimates as they are approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date: April 22, 2009	By:	/s/RICHARD W. KUNES
Richard W. Kunes
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)